CONSULTING AGREEMENT


         This Consulting Agreement ("Agreement") is made this 1st day of January, 1997, between Rock Bottom Restaurants, Inc. ("Rock Bottom"), a Delaware corporation, located at 248 Centennial Parkway, Suite 100, Louisville, Colorado, 80027, and FBD Management Corp. (the "Consultant").



                                    RECITALS

         WHEREAS, Consultant has certain expertise and knowledge regarding restaurant operation and administration, restaurant design, site selection and implementation of management systems; and

         WHEREAS, Rock Bottom is engaged in the restaurant business and desires to hire Consultant as an independent contractor-consultant to provide restaurant design, site selection and other Services to Rock Bottom under the terms and conditions hereinafter set forth, and Consultant is willing to work in such capacity.

         NOW, THEREFORE, in consideration of the compensation, Services, promises and mutual covenants herein set forth, and for other good and valuable consideration, including past, present and future compensation, the parties hereby agree as follows:

                                    ARTICLE I
                             SERVICES OF CONSULTANT

         Rock Bottom agrees to employ Consultant in the capacity of independent contractor-consultant to assist Rock Bottom with restaurant design, site selection and other Services ("Services").

                                   ARTICLE II
                                 CONSULTING FEE

         Rock Bottom  agrees to pay  Consultant  a fee of One  Hundred  Thousand
Dollars ($100,000) per year in twelve equal monthly installments of Eight Thousand Three Hundred Thirty-three Dollars and thirty-three cents ($8,333.33) for the term of this Agreement. In addition, Rock Bottom agrees to pay Consultant for all expenses incurred while providing such Services, including, but not limited to, travel, meals, entertainment, and lodging, on a semi-monthly basis. Payment shall be made by checks payable to FBD Management Corp.


                                   ARTICLE III
                                      TERM

         The term of this Agreement is two years, beginning as of the date first above written. Thereafter, it shall be in effect for successive periods of one year each, each year beginning on the day and month that this Agreement is originally executed ("Successive Period"), unless either party provides written notice to the other party at least 60 days prior to the beginning of the Successive Period.

                                   ARTICLE IV
                                   TERMINATION

         Either party hereto may terminate this Agreement upon the breach of a material term hereof by the other party, which breach remains uncured for thirty
(30) days after the date that the nonbreaching party has served written notice on the breaching party, which notice will set forth the basis of such breach and the party's intent to terminate the Agreement.

                                    ARTICLE V
                               GENERAL PROVISIONS

          A. No Assignability. Neither party shall have the right to assign its rights and obligations hereunder to any other person or entity without the express written consent of the other party hereto. Any assignment, delegation, or any transfer by either party in violation of this paragraph shall be null and void, and shall be a material breach of this Assignment.

          B. Separateness. Nothing in this Agreement shall be construed as combining the business operations of Rock Bottom in any way with the business operations of Consultant. All such operations shall be maintained separately and distinctly.

          C. No Agency Relationship. This Agreement does not establish any agency, joint venture, or partnership relationship between the parties, and neither party can bind the other by any contract or representation.

          D. Independent Contractor Status. Nothing in this Agreement shall construe Consultant as an employee of Rock Bottom. Consultant is an independent contractor, engaged in and independent business from Rock Bottom, and is free from Rock Bottom's control and direction in the performances of Services.

          E. Worker's Compensation Insurance. Consultant and its employees are not entitled to workers' compensation benefits through Rock Bottom, and Consultant is obligated to pay federal and state income tax on any moneys paid pursuant to this Agreement.

          F. Unemployment Insurance. Consultant and its employees are not entitled to unemployment insurance benefits through Rock Bottom and Consultant is obligated to pay federal and state income tax on any moneys paid pursuant to this Agreement.

          G. Notices. All notices provided for in this Agreement shall be in writing and shall be deemed effective when either served by personal delivery or sent by express, registered or certified mail, postage prepaid, return receipt requested, to the other party at the corresponding mailing address set forth above or at such other address as such other party may hereafter designate by written notice in the manner aforesaid.

          H.  Modification.   The  parties   acknowledge  and  agree  that  this
              Agreement may only be modified by the mutual written agreement of the parties.

          I. Arbitration. IN THE EVENT OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH OF VALIDITY THEREOF, THE PARTIES AGREE TO MAKE ALL REASONABLE EFFORTS TO REACH AN AMIABLE SETTLEMENT OF THEIR DIFFERENCES. FAILING SUCH SETTLEMENT WITHIN THIRTY (30) DAYS AFTER THE NOTICE OF SUCH DISPUTE, THE DISPUTE SHALL BE SETTLED BY ARBITRATION UNDER THE COMMERCIAL RULES OF ARBITRATION OF THE AMERICAN ARBITRATION ASSOCIATION. THE DECISION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON EACH PARTY HERETO AND MAY BE ENFORCED IN ANY COURT OF COMPETENT JURISDICTION.

          J. Attorney Fees. In the event that action is brought to enforce, interpret, or construe the terms of this Agreement or the acts of the parties in relation thereto, the prevailing party in such action shall, in addition to any other relief awarded, be entitled to reasonable attorneys fees in such action or in a separate action bought for that purpose.

          K. Governing Law. The parties agree that this Agreement is entered into and will be governed in accordance with the laws of the State of Colorado in any action relating to this Agreement.

          L. Entire Agreement. This Agreement, together with any written agreements delivered contemporaneously herewith, contains the entire agreement of the parties with respect to its subject matter and no waiver, modification or change of an of its provisions shall be valid unless in writing and signed by the party or parties against whom such claimed waiver, modification or change is to be enforced.

          M. Waiver. The waiver of any breach of any one or more of the provisions of this Agreement shall not be, or be construed to be, a waiver of any subsequent or other breach of this Agreement; nor shall any failure on the part of the nonbreaching party to require the exact full and complete compliance with any of the provisions of this Agreement be construed as in any manner changing the terms hereof.

          N. Divisibility. If any term or provision of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

ROCK BOTTOM RESTAURANTS, INC.               CONSULTANT:
                                            FBD MANAGEMENT CORP.



By:      ________________________           By:      ________________________
         Tom Moxcey                                  Frank B. Day
         President & CEO                             President